Exhibit 10.2

Loan Agreement

Lender: Takung (Shanghai) Co., Ltd. (a company registered in the People’s Republic of China, registration No.: 310141400028740)

Borrower: Xiaohui Wang, Exit-Entry Permit for Travailing to and from Hong Kong and Macau No.: C25469808

Guarantor: Chongqing Wintus (New Star) Enterprises Group (a company registered in the People’s Republic of China, registration No.: 500103000048186)

The three parties enter into this Agreement after full consultation.

Article 1. The Borrower borrows RMB10,275,000 (equivalent to US$1,480,000) from the Lender to meet the Borrower’s working capital needs. The loan period shall commence from the date when the Lender pays the full amount to the Borrower (tentatively 14 November 2016) and end on 31 October 2017.

Article 2. The Borrower shall pay interest to the Lender at the annual interest rate of 0% based on the actual loan period.

Article 3. Upon expiry of the loan period, the Borrower shall repay the principal and interest to the Lender in a lump sum. The parties can agree in advance to shorten or extend the loan period.

Article 4. The Borrower designates the following account as the loan account. The loan is deemed to have been provided once it is transferred into the loan account by the Lender. The Borrower and the Guarantor warrants that the funds will be legally transferred and used, and shall be solely responsible for the relevant legal liabilities.

Name of account holder: Chongqing Wintus (New Star) Enterprises Group

Account opening bank: Beipei Sub-branch, Chongqing Branch, China Construction Bank

Account No.:

Article 5. The Guarantor shall be jointly responsible for all repayment liabilities of the Lender under this Agreement, including without limitation to the principal, interest and all costs in relation to collection of debts.

Article 6. This Agreement has three original copies, each of the Lender, the Borrower and the Guarantor will keep one original copy, which shall have equal legal effect.

Article 7. This Agreement shall take effect on the date when the three parties sign thereon.

Lender: Date: 14 November 2016
Borrower: Date: 14 November 2016	Guarantor: Date: 14 November 2016